UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 26, 2015

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 26, 2015, the Board of Directors (the “Board”) of MusclePharm Corporation, a Nevada corporation (the “Company”), appointed its current Chairman of the Board, Mr. Ryan Drexler,  as its Executive Chairman of the Board to hold office until the next annual meeting or until his successor is duly elected and qualified with all the duties as set forth for the position of the Chief Executive Officer in the Company’s Bylaws and other governance documents duly adopted or that may be adopted by the Company. Mr. Drexler shall receive compensations as further determined by the Board or the Compensation Committee of the Board.

Subsequent to the Meeting (as defined below), the Board reaffirmed Brad Pyat as the Chief Executive Officer, Richard Estalella as the President, John Price as the Chief Financial Officer and Cory Gregory as the Executive Vice President. In addition, as a result of re-election, the composition of the committees of the Board is reaffirmed. As such, the Company’s Audit Committee is currently comprised of Mr. Bush as the Chair, Mr. Doron, and Mr. Jenkins. The Company’s Compensation Committee is currently comprised of Mr. Doron as the Chair, Mr. Thompson and Mr. Bush. The Company’s Nominating & Governance Committee is currently comprised of Mr. Jenkins as the Chair, Mr. Thompson and Mr. Doron. The Company’s Strategic Initiative Committee is currently comprised of Mr. Thompson as the Chair, Mr. Estalella, Mr. Doron and Mr. Jenkins.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The Board adopted an amendment to the Company’s amended and restated Bylaws effective as of August 26, 2015 (the “Amendment”). The following is a summary of changes effected by adoption of the Amendment, which summary is qualified in its entirety by reference to the Amendment filed as Exhibit 3.01 hereto. In addition to the changes summarized below, the new bylaws reflect certain non-substantive changes for consistency:

Article IV – Officers

•	Various provisions related to officer positions and reporting relationships are modified to create a position of Executive Chairman and clarify the powers and duties of the officers. The Executive Chairmen shall have such powers and perform such duties as may be assigned by the Board of Directors. The Chief Executive Officer shall supervise and direct generally all the business and affairs of the Company. The President shall have such powers and perform such duties as may be assigned by the Board of Directors, the Executive Chairman, or the Chief Executive Officer. (Section 5).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 26 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Meeting”).

As of June 23, 2015, the record date for the Meeting, there were 13,776,381 shares of the Company’s common stock entitled to vote.

At the Meeting, the shareholders voted on the following six proposals and cast their votes as follows:

1. To elect Directors, the seven (7) persons named herein as nominees for directors of the Company, to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified including Bradley J. Pyatt, William Bush, Noel Thompson, Ryan Drexler, Richard F. Estalella, Michael J. Doron and Stacy Jenkins.

	FOR	WITHHELD
Bradley J. Pyatt	5,108,535	1,471,438
William Bush	6,020,075	559,898
Noel Thompson	4,389,430	2,190,543
Ryan Drexler	6,187,567	392,406
Richard Estalella	5,420,622	1,159,351
Michael Doron	5,303,055	1,276,918
Stacy Jenkins	6,008,408	571,565

2. To ratify the appointment of EKS&H LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015.

	FOR	AGAINST	ABSTAIN
# of Shares Cast/Voted	9,470,857	380,186	51,316

3. To approve the Company’s 2015 Equity Incentive Plan (“ESOP”)

	FOR	AGAINST	ABSTAIN
# of Shares Cast/Voted	4,028,185	2,110,067	441,721

4. To Approve the Company’s 2015 Employee Stock Purchase Plan (“ESPP”)

	FOR	AGAINST	ABSTAIN
# of Shares Cast/Voted	4,773,924	1,219,673	586,376

5. To hold an advisory vote on the executive compensation:

	FOR	AGAINST	ABSTAIN
# of Shares Cast/Voted	5,935,312	622,315	22,346

6. To hold an advisory vote on the frequency of the advisory vote of executive compensation:

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
# of Shares Cast/Voted	4,935,939	406,729	973,904	263,401

Accordingly, the proposals 1-5 were approved and the proposal 6 was voted for “One Year” frequency.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.01	Amendment to the Amended and Restated Bylaws of MusclePharm Corporation, effective as of August 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: September 1, 2015
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President